UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2025 (March 10, 2025)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Future Retirement of W. Bradley Bickham as President and Chief Operating Officer

On March 10, 2025, W. Bradley Bickham notified Addus HomeCare Corporation (the “Company”) of his intent to retire from his position as President and Chief Operating Officer, effective as of March 10, 2026. Mr. Bickham’s retirement is not the result of any disagreement with management, the Company or its operations, policies or practices. A copy of the press release issued by the Company relating to Mr. Bickham’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference. In connection with Mr. Bickham’s retirement, Addus HealthCare, Inc., an Illinois corporation and a wholly-owned subsidiary of the Company (“Addus HealthCare”), and Mr. Bickham entered into a Retention and Transition Agreement providing that, in consideration of Mr. Bickham’s continuation of employment through March 10, 2026, Addus HealthCare will cause his then unvested restricted shares of common stock under Restricted Stock Agreements dated February 21, 2025 and February 23, 2024 and February 24, 2023 to vest in full at such date. A copy of the Retention and Transition Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Third Amended and Restated Employment Agreement for R. Dirk Allison

On March 10, 2025, Addus HealthCare entered into a third amended and restated employment and non-competition agreement with R. Dirk Allison, the Company’s Chief Executive Officer and Chairman of the Board (the “Third A&R Employment Agreement”).

The Third A&R Employment Agreement amends Mr. Allison’s prior employment agreement by providing for a three year employment term beginning on March 10, 2025, for the grant of restricted shares described below, and for certain conforming changes.

The foregoing description of the Third A&R Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third A&R Employment Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Grant of Restricted Shares

The Compensation Committee of the Board of Directors of the Company authorized the Company to grant the following awards of restricted shares of the Company’s common stock to the following executive officers of the Company, which were in addition to awards made under previously disclosed compensation plans, effective March 10, 2025 (the “Grant Date”):

Executive Officer	Restricted Shares of Common Stock
R. Dirk Allison	63,500
Brian Poff	31,750

The restricted shares granted to Messrs. Allison and Poff will vest in full on the third anniversary of the Grant Date, provided that the restricted shares granted to Mr. Allison will become immediately vested upon a change in control, Mr. Allison’s disability or death, the termination of Mr. Allison’s employment by the Company without cause (50% on such termination as Chief Executive Officer), and upon the occurrence of certain circumstances that would allow Mr. Allison to terminate his employment for good reason, and that the restricted shares granted to Mr. Poff will become immediately vested upon a change in control, Mr. Poff’s disability or death, the termination of Mr. Poff’s employment by the Company without cause, and upon the occurrence of circumstances that would allow Mr. Poff to terminate his employment for good reason.

Item 7.01.	Regulation FD Disclosure

On March 11, 2025, the Company issued the Press Release, announcing the matters discussed in Item 5.02, the text of which is set forth as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Retention and Transition Agreement, dated March 10, 2025, by and between Addus Healthcare, Inc. and W. Bradley Bickham.

10.2	Third Amended and Restated Employment and Non-Competition Agreement, dated March 10, 2025, by and between Addus Healthcare, Inc. and R. Dirk Allison.

99.1	Press Release of Addus HomeCare Corporation dated March 11, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: March 11, 2025	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer